UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):   July 9, 2015

Dynavax Technologies Corporation

(Exact name of registrant as specified in its charter)

Commission File Number:  001-34207

Delaware	33-0728374
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

2929 Seventh Street, Suite 100

Berkeley, CA 94710-2753

(Address of principal executive offices, including zip code)

(510) 848-5100

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.    Results of Operations and Financial Condition

Dynavax Technologies Corporation (the “Company”, “Dynavax” or “we”) estimates that its cash, cash equivalents and marketable securities were approximately $93.4 million as of June 30, 2015. The Company’s cash, cash equivalents and marketable securities balance as of June 30, 2015 does not include net proceeds of $28.8 million in additional cash resulting from stock sales under the Company’s at-the-market sales agreement (“ATM agreement”) following the end of the quarter. The ATM agreement has concluded because the Company has reached $50 million of gross proceeds as specified in the ATM agreement. As of July 8, 2015, the Company had approximately 31,400,000 shares of common stock outstanding and approximately 17,000 shares of preferred stock outstanding, which are convertible into approximately 1,700,000 shares of common stock. These amounts are preliminary, unaudited, subject to change upon completion of our quarterly review, and may differ from what will be reflected in our consolidated financial statements as of and for the quarter ended June 30, 2015. Additional information and disclosures would be required for a more complete understanding of our financial position and results of operations as of June 30, 2015.

The information with respect to item 2.02 in this current report shall not be deemed to be "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section or Sections 11 and 12(a)(2) of the Securities Act of 1933, as amended. The information contained in this current report shall not be incorporated by reference into any filing with the U.S. Securities and Exchange Commission made by us, whether made before or after the date hereof, regardless of any general incorporation language in any such filing.

Item 8.01.    Other Events

On July 9, 2015, we issued a press release titled “Dynavax Announces Third Independent DSMB Recommendation to Continue Phase 3 Study of HEPLISAV-B™ and Updates Financial Status." A copy of the press release is attached as Exhibit 99.1 to this current report and is incorporated herein by reference.

Item 9.01.    Financial Statements and Exhibits

(d) Exhibits. The following exhibit is filed herewith:

99.1 Press Release, dated July 9, 2015, titled “Dynavax Announces Third Independent DSMB Recommendation to Continue Phase 3 Study of HEPLISAV-B™ and Updates Financial Status"

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dynavax Technologies Corporation
Date: July 9, 2015	By:	/s/ DAVID JOHNSON
David Johnson
Vice President

EXHIBIT INDEX

Exhibit No.	Description

EX-99.1	Press Release, dated July 9, 2015, titled “Dynavax Announces Third Independent DSMB Recommendation to Continue Phase 3 Study of HEPLISAV-B™ and Updates Financial Status"